Exhibit 5.1

2100 L STREET NW SUITE 900 WASHINGTON, D.C. 20037 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM
MORRISON & FOERSTER LLP
AMSTERDAM, AUSTIN, BERLIN, BOSTON, BRUSSELS, DENVER, HONG KONG, LONDON, LOS ANGELES, MIAMI, NEW YORK, PALO ALTO, SAN DIEGO, SAN FRANCISCO, SHANGHAI, SINGAPORE, TOKYO, WASHINGTON, D.C

October 28, 2025

Board of Directors
Dynex Capital, Inc.
140 East Shore Drive, Suite 100
Glen Allen, Virginia 23059

Re: Automatic Shelf Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with its Registration Statement on Form S-3 (File No. 333-289004) (the “Registration Statement”) and the related prospectus included therein (the “Base Prospectus”), which became automatically effective upon filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 28, 2025, relating to the registration under the Securities Act of an indeterminate amount of the following securities of the Company, which may be offered and sold from time to time, together or separately and in one or more series (if applicable), on a delayed or continuous basis pursuant to Rule 415 under the Securities Act: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase the Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (v) units consisting of two or more securities of the Company described in clauses (i) through (iv) above, or any combination thereof (the “Units” and, together with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”).

The Debt Securities may be issued from time to time pursuant to an indenture (an “Indenture”) to be entered into between the Company and an institution to be identified therein, as trustee, in the forms filed as Exhibits 4.5 or 4.6 to the Registration Statement, as may be amended or supplemented from time to time.

The Warrants may be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement. The Warrant Agreement will conform to the description thereof set forth in the applicable prospectus or prospectus supplements.

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The Units may be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company and one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement. The Unit Agreement will conform to the description thereof set forth in the applicable prospectus or prospectus supplements.
We have also acted as counsel to the Company in connection with the offering and sale from time to time on or after the date hereof of up to 75,000,000 shares of Common Stock (the “Placement Shares”) pursuant to the Registration Statement, the Base Prospectus and the prospectus supplement dated July 29, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “ATM Prospectus”) and the terms of that certain Distribution Agreement, dated as of June 29, 2018, as amended on May 31, 2019, August 3, 2021, June 3, 2022, February 10, 2023, October 29, 2024, May 1, 2025, and July 29, 2025, by and among the Company, BTIG, LLC, Citizens JMP Securities, LLC, Janney Montgomery Scott LLC, JonesTrading Institutional Services LLC, J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC (the “Distribution Agreement”) and in the manner described in the ATM Prospectus. The Placement Shares will be issued from time to time in public offerings at market or negotiated prices under Rule 415 of the Securities Act.
As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Base Prospectus and the ATM Prospectus; (ii) the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof (the “Charter”); (iii) the Company’s Amended and Restated Bylaws, as amended through the date hereof (the “Bylaws”); (iv) certain resolutions of the Company’s Board of Directors or a duly constituted and acting committee thereof (the Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) relating to the issuance, sale and registration of the Securities; and (v) the Distribution Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed relevant and necessary for the purposes of rendering the opinions set forth herein.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect

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to certain factual matters, we have relied upon certificates or comparable documents of public officials and of officers or representatives of the Company.
We have assumed that any Indentures, any Warrant Agreements, any Unit Agreements and the issuance and sale of the Securities by the Company will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.
We have further assumed that (i) the Registration Statement and any amendments thereto have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any deposit, purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto; (v) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (vi) the Securities will not be issued in violation of the ownership limit contained in the Charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
Our opinions are subject to the following qualifications and exceptions:
(i)The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.
(ii)Rights to indemnification and contribution, which may be limited by applicable law or equitable principles.
(iii)Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities and the effect of judicial decisions which have held that certain provisions are unenforceable where their

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enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under such Securities is not material.
(iv)We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company, or the effect of any such statute, rule or regulation on the opinions expressed herein.
(v)We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale of the Securities.
(vi)Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.
Based upon, subject to and limited by the foregoing, we are of the opinion that:
1.With respect to shares of the Common Stock, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) due issuance and delivery of the Common Stock against payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the designation of the relative rights, preferences and limitations for such series of Preferred Stock in accordance with applicable law relating to such series of Preferred Stock and the proper filing with the State Corporation Commission of the Commonwealth of Virginia of Articles of Amendment and any and all required filings relating to such series of Preferred Stock, and (B) due issuance and delivery of the Preferred Stock against payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.
3.With respect to the Debt Securities, when (A) the applicable Indenture relating to such Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and

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delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture.
4.With respect to the Warrants, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.With respect to the Units, when (A) the Board has taken all necessary corporate action in conformity with the Charter and Bylaws to approve the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.The Placement Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the ATM Prospectus and the Distribution Agreement, will be validly issued, fully paid and nonassessable.
This opinion letter is based as to matters of law solely on the applicable provisions of the internal laws of the State of New York and the Virginia Stock Corporation Act, as currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
This opinion is furnished to you in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Placement Shares, which Form 8-K will be incorporated by reference into the Registration Statement, the Base Prospectus and the ATM Prospectus and may not be relied upon for any other purpose without our express written

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consent. No opinion may be implied or inferred beyond the opinion expressly stated. This opinion is given as of the date hereof, and we assume no obligation to advise you of any changes in applicable law or any facts or circumstances that come to our attention after the date hereof that may affect the opinion contained herein.
We hereby consent to the filing of this opinion as an exhibit to the above-described Current Report on Form 8-K and to the reference to our firm contained under the heading “Legal Matters” in the Base Prospectus and the ATM Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated by the Commission.

Very truly yours,

/s/ Morrison & Foerster LLP Morrison & Foerster LLP